UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2011
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EX-99.1

Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Aspen Insurance Holdings Limited (the “Company” or “Aspen”) today issued a press release announcing the decision on January 7, 2011 that Mr. David Kelso will not stand for re-election as a director of the Company at the next Annual General Meeting expected to be scheduled for April 28, 2011. As a result, Mr. Kelso will no longer serve as a director of the Company as at April 28, 2011.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
     On January 12, 2011, Aspen Insurance Holdings Limited issued a press release announcing that Mr. David Kelso will not be standing for re-election at the next Annual General Meeting, which has been attached as Exhibit 99.1.
Section 9. Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d) The following exhibit is furnished under Item 7.01 as part of this report:
     99.1 Press Release of the Registrant, dated January 12, 2011.
     The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: January 12, 2011	By:	/s/ Richard Houghton
	Name:	Richard Houghton
	Title:	Chief Financial Officer

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